UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2005

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, Florida	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2005, CenterState Banks of Florida, Inc. (the “Company”) entered into a Purchase Agreement with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in the Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 1,000,000 shares of the Company’s common stock to the underwriters named in the Purchase Agreement (the “Underwriters”) at a purchase price of $32.50 per share, less an underwriting discount of $1.95 per share, resulting in net proceeds to the Company, before expenses, of $30,550,000. In addition, the Underwriters were granted the option, for a period of thirty days, to purchase from the Company up to 150,000 additional shares of common stock at the same purchase price to cover over-allotments, if any.

On June 24, 2005, the Company closed the sale of the 1,000,000 shares of common stock at the price set forth above.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Section 5 - Corporate Governance and Management

Item 5.05 Amendments to the Registrant’ Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 20, 2005, the Board of Directors of the Company amended its Code of Business Conduct and Ethics. A copy of the amended Code is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. None

(b) Pro forma financial Information. None

(c)	Exhibits.	99.1.	Purchase Agreement dated June 20, 2005 between CenterState Banks of Florida, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein

		99.2.	CenterState Banks of Florida, Inc. Code of Business Conduct and Ethics

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive
Officer

Date: June 24, 2005

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